UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 1, 2012
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders

The Hershey Company (the "Company") held its 2012 annual meeting of stockholders on May 1, 2012. Set forth below are the voting results from the meeting.
Proposal No. 1. Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
John P. Bilbrey	720,983,870	1,797,191	23,069,738
Robert F. Cavanaugh	717,277,687	5,503,374	23,069,738
Robert M. Malcolm	721,625,474	1,155,587	23,069,738
James M. Mead	705,665,136	17,115,925	23,069,738
James E. Nevels	705,764,898	17,016,163	23,069,738
Anthony J. Palmer	720,369,342	2,411,719	23,069,738
Thomas J. Ridge	720,417,165	2,363,896	23,069,738
David L. Shedlarz	720,342,763	2,438,298	23,069,738

Holders of the Company's Common Stock, voting separately as a class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Pamela M. Arway	107,644,841	9,016,100	23,009,168
Charles A. Davis	115,364,269	1,296,672	23,009,168

Proposal No. 2. Holders of the Company's Common Stock and Class B Common Stock, voting together, ratified the appointment of KPMG LLP as the Company’s independent auditors for 2012, by the votes set forth as follows:

Votes For	Votes Against	Abstain
742,583,773	3,013,805	253,221

Proposal No. 3. Holders of the Company's Common Stock and Class B Common Stock, voting together, approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement, by the votes set forth as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
714,784,444	7,160,399	836,218	23,069,738
No other matters were submitted for stockholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 3, 2012

THE HERSHEY COMPANY
By: /s/ Humberto P. Alfonso
Humberto P. Alfonso Executive Vice President, Chief Financial Officer and Chief Administration Officer